Exhibit 99.1

ILLUMINA COMMENTS ON ROCHE’S DIRECTOR NOMINEES AND PROPOSALS

SAN DIEGO – January 31, 2012 – Illumina, Inc. (NASDAQ:ILMN) (“the Company”), a leading developer, manufacturer, and marketer of life science tools and integrated systems for the analysis of genetic variation and function, today confirmed that Roche (RHHBY.PK) has submitted a slate of four nominees for election to the Illumina Board of Directors at Illumina’s 2012 Annual Meeting of Stockholders, and proposed five alternate nominees.

In its notice to Illumina and a press release issued today, Roche is proposing to increase the size of Illumina’s board from nine directors to eleven directors with the newly-created directorships to be filled by candidates nominated by Roche. According to Roche, “This approach allows stockholders to elect Roche-nominated directors comprising a majority of Illumina’s board.”

Said Jay Flatley, Illumina’s President and Chief Executive Officer, “As previously announced, our Board is reviewing the tender offer launched by Roche on January 27. The Board will advise stockholders of its formal position regarding the tender offer within ten business days from that date. We continue to advise our stockholders to take no action at this time.”

With respect to Roche’s “board packing” proposal, Flatley noted that the current Illumina Board is comprised of nine highly qualified directors, eight of whom are independent. Mr. Flatley is the ninth director and, in addition to his executive titles, is a substantial Illumina stockholder. Said Flatley, “Our highly qualified Board will continue to act independently and in the best interests of stockholders.”

Goldman, Sachs & Co. and Bank of America Merrill Lynch are acting as financial advisors and Dewey & LeBoeuf LLP is acting as legal counsel to Illumina.

About Illumina

Illumina (www.illumina.com) is a leading developer, manufacturer, and marketer of life science tools and integrated systems for the analysis of genetic variation and function. We provide innovative sequencing and array-based solutions for genotyping, copy number variation analysis, methylation studies, gene expression profiling, and low-multiplex analysis of DNA, RNA and protein. We also provide tools and services that are fueling advances in consumer genomics and diagnostics. Our technology and products accelerate genetic analysis research and its application, paving the way for molecular medicine and ultimately transforming healthcare.

FORWARD-LOOKING STATEMENTS

This communication may contain statements that are forward looking. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are (i) our ability to develop and commercialize further our sequencing, BeadArray™, VeraCode®, Eco™, and consumables technologies and to deploy new sequencing, genotyping, gene expression, and diagnostics products and applications for our technology platforms, (ii) our ability to manufacture robust instrumentation and consumables, and (iii) significant uncertainty concerning government and academic research funding worldwide as governments in the United States and Europe, in particular, focus on reducing fiscal deficits while at the same time confronting slowing economic growth; (iv) risks and uncertainties relating to the possible transaction; and (v) other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements.

ADDITIONAL INFORMATION

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. Illumina may file a solicitation/recommendation statement on Schedule 14D-9 with the U.S. Securities and Exchange Commission (“SEC”). Any solicitation/recommendation statement filed by Illumina that is required to be mailed to stockholders will be mailed to stockholders of Illumina. INVESTORS AND STOCKHOLDERS OF ILLUMINA ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Illumina through the web site maintained by the SEC at http://www.sec.gov. In addition, Illumina may file a proxy statement and white proxy card with the SEC. Any definitive proxy statement will be mailed to stockholders of Illumina. INVESTORS AND SECURITY HOLDERS OF ILLUMINA ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Illumina through the web site maintained by the SEC at http://www.sec.gov.

In addition, this document and other materials related to Roche’s unsolicited proposal may be obtained from Illumina free of charge by directing a request to Illumina, Inc., Attn: Investor Relations, Kevin Williams, MD, kwilliams@illumina.com.

CERTAIN INFORMATION REGARDING PARTICIPANTS

Illumina and certain of its respective directors and executive officers may be deemed to be participants under the rules of the SEC. Security holders may obtain information regarding the names, affiliations and interests of Illumina’s directors and executive officers in Illumina’s Annual Report on Form 10-K for the year ended January 2, 2011, which was filed with the SEC on February 28, 2011, and its proxy statement for the 2011 Annual Meeting, which was filed with the SEC on March 24, 2011. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC if and when they become available.

Contacts

Investors:

Kevin Williams, MD

Illumina

(858) 332-4989

Scott Winter

Innisfree M&A Incorporated

(212)750-5833

Media:

Matt Benson

Sard Verbinnen & Co

(415) 618-8750

Cassandra Bujarski

Sard Verbinnen & Co

(310) 201-2040